PLC SYSTEMS INC.
                        1997 EXECUTIVE STOCK OPTION PLAN

         1. PURPOSE. This Non-Qualified Stock Option Plan, to be known as the 1997 Executive Stock Option Plan (hereinafter, this "Plan"), is intended to promote the interests of PLC Systems Inc. (hereinafter, the "Company") by providing an inducement to obtain and retain the services of a new Chief Executive Officer of the Company.

         2. AVAILABLE SHARES. The total number of shares of Common Stock, no par value, of the Company ("Common Stock"), for which options may be granted under this Plan shall not exceed six hundred fifty thousand (650,000) shares, subject to adjustment in accordance with Section 10 of this Plan. If any options granted under this Plan are surrendered before exercise or lapse without exercise, in whole or in part, the shares reserved therefor shall continue to be available under this Plan.

         3. ADMINISTRATION.   This Plan  shall be  administered  by the Board of
Directors of the Company. The Board of Directors shall, subject to the provisions of this Plan, have the power to construe this Plan, to determine all questions hereunder, and to adopt and amend such rules and regulations for the administration of this Plan as it may deem desirable.

         4. OPTION PRICE. The purchase price of the stock covered by an option granted pursuant to this Plan shall be 100% of the fair market value of such shares on the day before the option is granted. The option price will be subject to adjustment in accordance with the provisions of paragraph 9 of this Plan. Therefore, for purposes of this Plan, the fair market value of a share of Common Stock on any day shall be the last reported sales price of such share on the last trading day preceding the date of option grant as reported by the American Stock Exchange.

         5. PERIOD OF OPTION. Options granted hereunder shall expire on a date which is no later than ten (10) years after the date of grant of the options.

         6. VESTING OF SHARES AND NON-TRANSFERABILITY OF OPTIONS.

                  (a) Vesting. Options granted under this Plan shall not be exercisable until they become vested.

                  (b) Legend on Certificates. The certificates representing such shares shall carry such appropriate legend, and such written instructions shall be given to the Company's transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act of 1933 or any state securities laws.

                  (c) Non-transferability. Any option granted pursuant to this Plan shall not be assignable or transferable other than by will or the laws of descent and distribution, and shall be exercisable during the optionee's lifetime only by him.










         7. TERMINATION OF OPTION RIGHTS.

                  (a) In the event an optionee ceases to be President of the Company for any reason other than death or permanent disability, any then unexercised options granted to such optionee shall, to the extent then vested, terminate and become void thirty (30) days following the effective date the optionee ceases to be President of the Company.

                  (b) In the event that an optionee ceases to be President of the Company by reason of his permanent disability or death, all unexercised options shall be exercisable by the optionee (or by the optionee's personal representative, heir or legatee, in the event of death) one year following the date of the termination of the President's employment due to death or permanent disability.

         8. EXERCISE OF OPTION. Subject to the terms and conditions of this plan and the option agreements, an option granted hereunder shall, to the extent then exercisable, be exercisable in whole or in part by giving written notice to the Company by mail or in person addressed to Treasurer, PLC Systems Inc., at its principal executive offices, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares, which payment may be in whole or in part in shares of the Common Stock of the Company already owned by the person or persons exercising the option (subject to such reasonable restrictions and guidelines as the Board of Directors may adopt from time to time), valued at fair market value determined in accordance with the provisions of paragraph 4; provided, however, that there shall be no such exercise at any one time as to fewer than one hundred (100) shares or all of the remaining shares them purchasable by the person or persons exercising the option, if fewer than one hundred (100) shares. The Company or its transfer agent shall, on behalf of the Company, prepare a certificate or certificates representing such shares acquired pursuant to exercise of the option, shall register the optionee as the owner of such shares on the books of the Company and shall cause the fully executed certificate(s) representing such shares to be delivered to the optionee as soon as practicable after payment of the option price in full. The holder of an option shall not have any rights of a shareholder with respect to the shares covered by the option, except to the extent that one or more certificates for such shares shall be delivered to him upon the due exercise of the option.

         9. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION AND OTHER MATTERS. Upon the occurrence of any of the following events, an optionee's rights with respect to options granted to him hereunder shall be adjusted as hereinafter provided:

                  (a) Stock Dividends and Stock Splits. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or is the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.











                  (b) Consolidations or Mergers. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Board of Directors of the Company or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board") shall, with respect to outstanding options, take one or more of the following actions:
(i) make appropriate provision for the continuation of such options by substituting on an equitable basis for the shares then subject to such options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition; (ii) accelerate the date of exercise of such options or of any installment of any such options; (iii) upon written notice to the optionee, provide that all options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the options shall terminate; or (iv) terminate all options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such options (to the extent then exercisable) over the exercise price thereof.

                  (c) Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph (b) above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an option shall be entitled to receive for the purchase price paid upon such exercise the securities he would have received if he had exercised his option prior to such recapitalization or reorganization.

                  (d) Issuances of Securities. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to options. No adjustments shall be made for dividends paid in cash or in property other than securities of the company.

                  (e) Adjustments. Upon the happening of any of the foregoing events, the class and aggregate number of shares set forth in Section 2 hereof that are subject to options which previously have been or subsequently may be granted under this Plan shall also be appropriately adjusted to reflect such events. The Board of Directors or the Successor Board shall determine the specific adjustments to be made under this Section 10 and its determination shall be conclusive.

         10. RESTRICTIONS ON ISSUANCES OF SHARES. Notwithstanding the provisions of Section 9 of this Plan, the Company shall have no obligation to deliver any certificate of certificates upon exercise of an option until one of the following conditions shall be satisfied:

                  (i) The shares with respect to which the option has been exercised are at the time of the issue of such shares effectively registered under applicable Federal and state securities laws as now in force or hereafter amended; or

                  (ii) Counsel for the Company shall have given an opinion that such shares are exempt from registration under Federal and state securities laws as now in force or hereafter amended; and the Company has complied with all applicable laws and regulations with respect thereto, including without limitation all regulations required by any stock exchange upon which the Company's outstanding Common Stock is then listed.

         11. REPRESENTATION OF OPTIONEE. The Company shall require the optionee to deliver written warranties and representations upon exercise of the option that are necessary to show compliance with Federal and state securities laws including to the effect that a purchase of shares under the option is made for investment and not with a view to their distribution (as that term is used in the Securities Act of 1933, as amended).

         12. OPTION AGREEMENT. Each option granted under the provisions of this Plan shall be evidenced by an option agreement in such form as may be approved by the Board of Directors, which agreement shall be duly executed and delivered on behalf of the Company and by the optionee to whom such option is granted. The option agreement shall contain such terms, provisions and conditions not inconsistent with this Plan as may be determined by the Board of Directors.

         13. TERMINATION AND AMENDMENT OF PLAN. Options may no longer be granted under this Plan after August 15, 2007 and this Plan shall terminate when all options granted or to be granted hereunder are no longer outstanding. The Board may at any time terminate this Plan or make such modification or amendment thereof as it deems advisable Termination or any modification or amendment of the Plan shall not, without consent of a participant, affect his rights under an option previously granted to him.